POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints DAVID CONNOLLY, the undersigned’s true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned, in the undersigned’s capacity as a shareholder (whether direct or indirect), officer or director of Altice USA, Inc. (the “Company”) or any combination of the foregoing, statements of beneficial ownership and any amendments thereto (“Statements”) required to be filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Section 13 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), and the rules thereunder and all joint filing agreements filed therewith, by Next Alt S.à. r.l., Altice N.V., CVC 3 B.V., Patrick Drahi, Neptune Holding US GP LLC and Neptune Holding US Limited Partnership, individually; and

2.  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute Statements and timely file the same with the SEC and any stock exchange or similar authority, it being understood that the Statements executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the above rights and powers, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact’ shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 13 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements of beneficial ownership pursuant to Section 13 of the Exchange Act, unless I earlier revoke it in a signed writing delivered to the attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 14th day of February, 2018.

Signed and Acknowledged:

Next Alt S.à. r.l.

/s/ Jean-Luc Berrebi /s/ Laurent Godineau
Name:	Jean-Luc Berrebi and Laurent Godineau
Title:	Authorized Signatories